BANCA FIDEURAM BY-LAWS

NAME - REGISTERED OFFICE - DURATION - PURPOSE

Current text	Proposed text

ARTICLE 2	ARTICLE 2
The company’s registered office is in Rome at 31, Piazzale Giulio Douhet, and its permanent secondary office is in Milan at 16, Corso di Porta Romana.	The company’s registered office is in Rome, and its permanent secondary office is in Milan.

It may open and close branches, sub-branches, agencies, offices and secondary offices in Italy and abroad.	In agreement with current regulations the company may create or close secondary and representative offices in Italy and abroad.

Current text	Proposed text

ARTICLE 3	ARTICLE 3
The duration of the company shall be until 31 December 2100 and may be extended.	The duration of the company shall be until 31 December 2050 and may be extended.

CAPITAL

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ARTICLE 5	ARTICLE 5
The share capital is 254,875,546.64 Euros divided into 980,290,564 shares with a nominal value of 0.26 Euros each.	The share capital is 254,875,546.64 Euros, fully paid-up, divided into 980,290,564 ordinary shares with a nominal value of 0.26 Euros each. The shares are registered shares.

The shares are registered shares.	The shares are registered shares and are issued in non-paper form.

SHAREHOLDERS’ MEETINGS

Current text	Proposed text

ARTICLE 6	ARTICLE 6

Shareholders’ Meetings shall be called by the Board of Directors at the registered office or in any other place specified in the notice of meeting, provided that it is within the territory of the Italian State. Meetings may also be called by at least two members of the Board of Auditors, following notification of the Chair of the Board of Directors.

Shareholders’ Meetings shall be called by the Board of Directors at the registered office or in any other place specified in the notice of meeting, provided that it is within the territory of the Italian State. Meetings may also be called by at least two members of the Board of Auditors, following notification of the Chair of the Board of Directors.

The Ordinary Shareholders’ Meeting is called at least once a year within one-hundred-twenty days from the closing of the financial year. In those cases provided by Law, the Shareholders’ Meeting may be called within one-hundred-eighty days of the same.

Current text	Proposed text

ARTICLE 7	ARTICLE 7

The call of a meeting, whether ordinary or extraordinary, shall be made with the publication of the notice setting out the date, time, place and agenda of the meeting to be considered in accordance with the procedures and within the terms provided for by Italian law and the applicable regulatory provisions.

The call of a meeting, whether ordinary or extraordinary, shall be made with the publication of the notice on the Official Gazette of the Italian Republic,setting out the date, time, place and agenda of the meeting to be considered in accordance with the procedures and within the terms provided for by Italian law and the applicable regulatory provisions.

The notice may indicate the place, date and time of a meeting in second call in the event of insufficient shareholders attending the meeting at first call either in person or by proxy for it to be legally quorate.

The notice may indicate the place, date and time of a meeting in second call in the event of insufficient shareholders attending the meeting at first call either in person or by proxy for it to be legally quorate.

Should the need arise, the provisions of Italian law shall apply regarding meetings in third call.	Should the need arise, the provisions of Italian law shall apply regarding meetings in third call.

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ARTICLE 8	ARTICLE 8

Shareholders that at least five days prior to that of a meeting deposit their shares with the Bank or other authorised parties specified in the notice of meeting shall be entitled to take part in the shareholders’ meeting.

Shareholders entitled to vote that demonstrate their legitimacy in accordance with applicable regulations provided by Law may attend the Shareholders’ Meeting. Participation in the Meeting is not subject to the prior deposit of the shares pursuant to Article 2370 of the Italian Civil Code.

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ARTICLE 10	ARTICLE 10

Meetings shall be chaired by the Chair of the Board of Directors or, in their absence, by the Vice Chair or, in the event of there being more than one Vice Chair, by one of them in order of seniority of appointment or, in their absence, by another Member of the Board nominated by the meeting.

Meetings shall be chaired by the Chair of the Board of Directors or, in their absence, by the Vice Chair or, in the event of there being more than one Vice Chair, by one of them in order of seniority of appointment or, in their absence, by another Member of the Board nominated by the meeting.

The Chair of the meeting shall be responsible for ascertaining that proxies have been validly appointed and generally speaking that the shareholders are entitled to take part in the meeting, for ensuring that it is validly held, for chairing the proceedings and for establishing the voting procedures.

The Chair of the Meeting shall be responsible for ensuring that the Meeting has been regularly convened, for ascertaining the identity and legitimacy of persons present, for Charing the proceedings and ascertaining the results of the voting.

The Chair shall be assisted by a Secretary, if the minutes are not be taken by a notary public, and, if necessary, by two scrutineers nominated by the meeting.	The Chair shall be assisted by a Secretary, if the minutes are not be taken by a notary public, and, if necessary, by two scrutineers nominated by the meeting.

Current text	Proposed text

ARTICLE 11	ARTICLE 11

The provisions of Italian law shall determine whether a meeting, either ordinary or extraordinary, is validly held.

The provisions of Italian law shall determine whether a meeting, either ordinary or extraordinary, both in first and second call, and with regards to the extraordinary meeting, also in third call, is validly held.

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ARTICLE 12	ARTICLE 12
The resolutions of the meeting shall be recorded in minutes signed by the Chair, Secretary and, if applicable, the scrutineers.	The resolutions of the meeting shall be recorded in minutes signed by the Chair, Secretary and, if applicable, the scrutineers.

When matters covered by the law are concerned, the minutes shall be drafted by a notary public chosen by the Chair.	When matters covered by the law are concerned, the minutes shall be drafted by a notary public chosen by the Chair.

Copies and excerpts from the minutes not drafted by a notary public are ascertained through a declaration underwritten by the Chair and the Secretary.

BOARD OF DIRECTORS

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ARTICLE 13	ARTICLE 13
The company shall be managed by a Board of Directors consisting of between seven and thirteen members elected by the Shareholders’ Meeting.	The company shall be managed by a Board of Directors consisting of between seven and thirteen members elected by the Shareholders’ Meeting.

The members of the Board of Directors shall be decided by the meeting at the time of their	The members of the Board of Directors shall be decided by the meeting at the time of their

appointment. Directors shall be appointed for a period of three years and may be re-elected.	appointment. Directors shall be appointed for a period of three fiscal years and may be re-elected.

The suspension, replacement and termination of Directors is regulated as provided by the law.

In case, due to resignation or other causes the majority of Directors appointed by the Meeting is no longer in office, the entire Board of Directors is terminated and the remaining Directors are required to call promptly a Shareholders’ Meeting to appoint a new Board of Directors.

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ARTICLE 15	ARTICLE 15

Meetings of the Board of Directors shall be called by the Chair or whoever takes their place, at the registered office or other location specified in the notice of meeting, once every two months as a rule and whenever the Chair of the Board of Directors considers it necessary or receives a request from at least one third of the Members of the Board. Meetings of the Board of Directors may also be called by at least two members of the Board of Auditors, following notification of the Chair of the Board of Directors.

Meetings of the Board of Directors shall be called by the Chair or whoever takes their place, at the registered office or other location specified in the notice of meeting, once every two months as a rule and whenever the Chair of the Board of Directors considers it necessary or receives a request from at least one third of the Members of the Board. Meetings of the Board of Directors may also be called by at least two members of the Board of Auditors, following notification of the Chair of the Board of Directors.

Meetings of the Board shall be called by registered letter, telegram, telex or fax to be sent at least five days before the meeting or, in emergencies, to be sent at least twenty-four hours in advance, setting out the date, time, place and agenda of the meeting as well as the places where members can participate by audiovisual link.

Meetings of the Board shall be called by registered letter, telegram, telex or fax or any telecommunications medium that allows proof of delivery, to be sent at least five days before the meeting or, in emergencies, to be sent at least twenty-four hours in advance, setting out the date, time, place and agenda of the meeting as well as the places where members can participate by telecommunication links.

The General Manager shall attend meetings of the Board of Directors and the Chair shall be entitled to have Board meetings attended by any senior management they consider appropriate.	The General Manager shall attend meetings of the Board of Directors and the Chair shall be entitled to have Board meetings attended by any senior management they consider appropriate.

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ARTICLE 16	ARTICLE 16
Resolutions of the Board of Directors shall require the attendance of the majority of board members to be valid.	Resolutions of the Board of Directors shall require the attendance of the majority of board members to be valid.

Resolutions shall be passed or rejected by an absolute majority of those present. In the case of an equality of votes, the person presiding over the meeting shall have a casting vote.	Resolutions shall be passed or rejected by an absolute majority of those present. In the case of an equality of votes, the person presiding over the meeting shall have a casting vote.

The resolutions shall be recorded in minutes signed by the Chair, or whoever takes their place, and the Secretary.	The resolutions shall be recorded in minutes signed by the Chair, or whoever takes their place, and the Secretary.

It is admissible for those participating in Board Meetings to do so remotely using audiovisual communication systems. In such cases:

It is admissible for those participating in Board Meetings to do so remotely also using telecommunication links. In such cases:
• the identification of persons entitled to participate and the possibility for all participants to take part in the discussion in real time and to examine, receive and transmit documents must be ensured;

• it shall be possible for each of the participants to take part, examine documents and express their opinions, and to do so simultaneously during discussions and resolutions;

• meetings of the Board of Directors shall be deemed to have taken place where the Chair and Secretary are located.	• meetings of the Board of Directors shall be deemed to have taken place where the Chair and Secretary are located.

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ARTICLE 17	ARTICLE 17

The Board is invested with the widest powers for the ordinary and extraordinary management of the company with the authority to perform any acts that it considers appropriate for achieving or implementing the company purpose, excepting solely those that the law expressly restricts to the shareholders’ meeting.

The Board is invested with all powers concerning the management of the Company.

Decisions concerning the following shall be the exclusive competence of the Board of Directors:

• the choice of general management addresses;

• approving and amending internal regulations regarding the company’s general organisational structure and operating standards;

• the appointment of the General Manager and Senior Managers at General Management level;

• the purchase and sale of equity investments;

• the purchase and sale of immovable

In addition to powers that may not be attributed to others pursuant to the law, decisions concerning the following shall be the exclusive competence of the Board of Directors:

• the choice of general management addresses;

• approving and amending internal regulations regarding the company’s general organisational structure and operating standards;

• the appointment of the General Manager and Senior Managers at General Management level;

property;

• the establishment, transfer and closure of branches, sub-branches, agencies, offices and secondary offices;

• the bringing of legal and administrative proceedings at any level and in any place, with the exception of proceedings concerning credit recovery, waivers and settlements.

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ARTICLE 18	ARTICLE 18
The shareholders’ meeting shall decide the annual remuneration of Directors and any compensation for attending meetings of the Board of Directors and Executive Committee.	The shareholders’ meeting shall decide the annual remuneration of Directors and any compensation for attending meetings of the Board of Directors and Executive Committee.

Directors shall also be entitled to the reimbursement of any expenses incurred in the exercise of their duties.	Directors shall also be entitled to the reimbursement of any expenses incurred in the exercise of their duties.

Remuneration of Directors holding positions in accordance with the By-laws is determined by the Board of Directors in agreement with the Board of Auditors.

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ARTICLE 19	ARTICLE 19

The Board of Directors may transfer its authority to an Executive Committee and to a Managing Director, deciding the powers delegated. It may not delegate the powers specified in arts., 2423, 2443, 2446 and 2447 of the Italian Civil Code, or those specified in art. 17, subparagraph two, of these by-laws.

The Board of Directors may transfer its authority to an Executive Committee and to a Managing Director, deciding the powers delegated. It may not delegate the powers specified in arts. 2420-ter, 2423, 2443, 2446 and 2447, 2501-ter and 2506-bis of the Italian Civil Code, or those specified in art. 17, subparagraph two and three, of these by-laws.

Duties and powers regarding ordinary management and the disbursement of loans may also be conferred on the General Manager, Senior Managers at General Management level and other Senior Managers, Managers, Middle Management, middle and higher-ranking employees and those in charge of branches, sub-branches, agencies, offices and secondary offices, either individually or in committees, within predetermined amounts.

Duties and powers regarding ordinary management and the disbursement of loans may also be conferred on the General Manager, Senior Managers at General Management level and other Managers and those in charge of branches, sub-branches, agencies, offices and secondary offices, in addition to other employees of the Company, either individually or in committees, within predetermined amounts.

The Board of Directors shall be informed of the decisions taken by those delegated such powers in accordance with the procedures that the Board itself has decided.

Appointed corporate entities ensure that the organizational, administrative and accounting structure is adequate and report quarterly to the Board of Directors and Board of Auditors on such issues, on the operating performance in general and on the outlook of the same, in addition to major operations carried out by the Company and its subsidiaries.

In emergencies, the Managing Director may, having consulted the Chair of the Board of	In emergencies, the Managing Director may, having consulted the Chair of the Board of

Directors, take decisions that are the province of the Executive Committee when it is impossible for the Executive Committee to meet, and of the Board of Directors when it is impossible for the Board and the Executive Committee to meet. The bodies concerned shall be informed of the decisions taken at their first subsequent meeting.

Directors, take decisions that are the province of the Executive Committee when it is impossible for the Executive Committee to meet, and of the Board of Directors when it is impossible for the Board and the Executive Committee to meet. The bodies concerned shall be informed of the decisions taken at their first subsequent meeting.

The Directors shall report to the Board of Auditors at least once every quarter, including upon meetings of the Board of Directors or Executive Committee, on the most important economic and financial activities and transactions carried out by the Company and its Subsidiaries; they shall in particular report on any transactions involving a potential conflict of interest.

The Directors, in compliance with special legislation, shall report to the Board of Auditors at least once every quarter, including upon meetings of the Board of Directors or Executive Committee, on the most important economic and financial activities and transactions carried out by the Company and its Subsidiaries; they shall in particular report on any transactions in which they have a vested interest, either in first person or through other parties, or that are influenced by the subject that exercises management or coordination activities over it.

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ARTICLE 20	ARTICLE 20
The Executive Committee shall be appointed for the period from time to time decided by the Board of Directors, which shall also decide its powers.	The Executive Committee shall be appointed for the period from time to time decided by the Board of Directors, which shall also decide its powers.

The Executive Committee shall comprise between three and six members. The Board of Directors shall decide the members of the Executive Committee.	The Executive Committee shall comprise between three and six members. The Board of Directors shall decide the members of the Executive Committee.

Meetings of the Executive Committee shall be called by the Chair or whoever takes their place, at least once per month as a rule and whenever the Chair considers it necessary or receives a request from one of its members. Meetings of the Executive Committee may also be called by at least two members of the Board of Auditors, following notification of the Chair of the Board of Directors.

Meetings of the Executive Committee shall be called by the Chair or whoever takes their place, at least once per month as a rule and whenever the Chair considers it necessary or receives a request from one of its members. Meetings of the Executive Committee may also be called by at least two members of the Board of Auditors, following notification of the Chair of the Board of Directors.

Meetings shall be called by registered letter, telegram, telex or fax to be sent at least five days prior to the meeting or, in emergencies, to be sent at least twenty-four hours in advance, setting out the date, time, place and agenda of the meeting as well as the places where

Meetings shall be called by registered letter, telegram, telex or fax, or any telecommunications media that allows proof of delivery, to be sent at least five days prior to the meeting or, in emergencies, to be sent at least twenty-four hours in advance, setting out the

members can participate by audiovisual link.	date, time, place and agenda of the meeting as well as the places where members can participate by telecommunication links.

The General Manager shall attend meetings of the Executive Committee.	The General Manager shall attend meetings of the Executive Committee.

Meetings of the Executive Committee shall be deemed valid when the majority of its members are present and resolutions shall be passed or rejected by a majority of those present and entitled to vote. In the case of an equality of votes, the Chair of the meeting shall have a casting vote.

Meetings of the Executive Committee shall be deemed valid when the majority of its members are present and resolutions shall be passed or rejected by a majority of those present and entitled to vote. In the case of an equality of votes, the Chair of the meeting shall have a casting vote.

The functions of Secretary of the Executive Committee shall be performed by the Secretary of the Board of Directors or, in their absence, by a Senior Manager of the company nominated by the Chair of the meeting.

The functions of Secretary of the Executive Committee shall be performed by the Secretary of the Board of Directors or, in their absence, by a Senior Manager of the company nominated by the Chair of the meeting.

It is admissible for those participating in Executive Committee Meetings to do so remotely using audiovisual communication systems. In such cases:	It is admissible for those participating in Executive Committee Meetings to do so remotely also using telecommunication systems. In such cases:
• it shall be possible for each of the participants to take part, examine documents and express their opinions, and to do so simultaneously during discussions and resolutions;

• the identification of persons entitled to participate and the possibility for all participants to take part in the discussion in real time and to examine, receive and transmit documents must be ensured;

• meetings of the Executive Committee shall be deemed to have taken place where the Chair and Secretary are located.	• meetings of the Executive Committee shall be deemed to have taken place where the Chair and Secretary are located.

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ARTICLE 22	ARTICLE 22
The Chair shall be empowered to act as the company’s legal representative in dealings with third parties and in legal proceedings, and shall have power of signature.	The Chair shall be empowered to act as the company’s legal representative in dealings with third parties and in legal proceedings, and shall have power of signature.

In cases of absence or impediment, the Chair shall be substituted by one of the Vice Chairs or, if the latter is unable to attend, by the Managing Director or longest serving Member of the Board.	In cases of absence or impediment, the Chair shall be substituted by one of the Vice Chairs or, if the latter is unable to attend, by the Managing Director or longest serving Member of the Board.

The signature of the person substituting the Chair shall constitute proof to third parties of the absence of or impediment to the latter.	The signature of the person substituting the Chair shall constitute proof to third parties of the absence of or impediment to the latter.

The Managing Director, General Manager, Joint General Manager and Vice General Manager shall be empowered to represent the company and have power of signature within the limits of their assigned duties and the powers conferred upon them by the Board of Directors.

The Managing Director, General Manager, Joint General Manager and Vice General Manager shall be empowered to represent the company and have power of signature within the limits of their assigned duties and the powers conferred upon them by the Board of Directors.

The Managing Director, General Manager, Joint General Manager and Vice General Manager shall be empowered to represent the company and have power of signature within the limits of their assigned duties and the powers conferred upon them by the Board of Directors.

The Managers and Employees of the Company shall be empowered to represent the company and have power of signature within the limits of their assigned duties and the powers conferred upon them by the Board of Directors.

The Board of Directors may also confer powers including power of attorney on people outside the company for the performance of individual acts and classes of acts.	The Board of Directors may also confer powers including power of attorney on people outside the company for the performance of individual acts and classes of acts.

SINDACI

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ARTICLE 23	ARTICLE 23
The Shareholders’ Meeting shall elect the Board of Auditors, consisting of three Statutory Auditors and two Supplementary Auditors	The Shareholders’ Meeting shall elect the Board of Auditors, consisting of three Statutory Auditors and two Supplementary Auditors

The Auditors shall be appointed for three years – unless the law provides otherwise - and shall be re-electable. At least one of the Statutory Auditors and at least one of the Supplementary Auditors shall be listed in the register of auditors as having operated as statutory auditors for no less than three years.

The Auditors shall be appointed for three fiscal years – unless the law provides otherwise - and may be re-appointed. At least one of the Statutory Auditors and at least one of the Supplementary Auditors shall be listed in the register of auditors as having operated as statutory auditors for no less than three years.

The remaining Auditors may be chosen from those listed as having at least three years’ experience in:	The remaining Auditors may be chosen from those listed as having at least three years’ experience in:

a) administrative or auditing activities or management responsibilities in joint-stock companies with a share capital of not less than two million euros, or

b) professional or full-time university teaching activities in legal, economic, banking, finance, insurance areas or areas that are of practical relevance to the activities of the bank, or

c) senior-management duties in public bodies or public administration bodies operating in the

a) administrative or auditing activities or management responsibilities in joint-stock companies with a share capital of not less than two million euros, or

b) professional or full-time university teaching activities in legal, economic, banking, finance, insurance areas or areas that are of practical relevance to the activities of the bank, or

c) senior-management duties in public bodies or public administration bodies operating in the

banking, financial or insurance sectors.	banking, financial or insurance sectors.
The entire Board of Auditors shall be appointed from lists presented by the Shareholders in which each candidate shall be listed using a progressive number.	The entire Board of Auditors shall be appointed from lists presented by the Shareholders in which each candidate shall be listed using a progressive number.

The lists shall be filed at the registered office at least 10 days before the date fixed for the Shareholders’ Meeting in first call and this shall be noted in the notice of meeting published in the press.

The lists shall be filed at the registered office at least 10 days before the date fixed for the Shareholders’ Meeting in first call and this shall be noted in the notice of meeting published in the press.

Each Shareholder may present or contribute to the presentation of a single list and each candidate may present themselves in a single list, upon penalty of ineligibility.	Each Shareholder may present or contribute to the presentation of a single list and each candidate may present themselves in a single list, upon penalty of ineligibility.

Only those Shareholders who either individually or together with other Shareholders account for at least 3% of the shares with voting rights at Ordinary Meetings shall be entitled to present lists. The Shareholders shall, together and at once, be required to present a copy of the tickets of admission issued by the depositories of their shares in order to prove that they own the number of shares required to present lists.

Only those Shareholders who either individually or together with other Shareholders account for at least 1% of the shares with voting rights at Ordinary Meetings shall be entitled to present lists. The Shareholders shall, together and at once, be required to produce certifications that attest their participation in the centralized management of the shares of the Company.

The declarations of the individual candidates accepting their candidature shall be filed together with each list, by the date for filing the lists, in which each candidate shall testify under their own responsibility that there are no causes for ineligibility and incompatibility, and that they meet the requirements of the regulations in force to hold office as Auditor.

The declarations of the individual candidates accepting their candidature shall be filed together with each list, by the date for filing the lists, in which each candidate shall testify under their own responsibility that there are no causes for ineligibility and incompatibility, and that they meet the requirements of the regulations in force to hold office as Auditor.

Each person entitled to vote may vote for one list only.	Each person entitled to vote may vote for one list only.
Elections for the members of the Board of Auditors shall proceed as follows:	Elections for the members of the Board of Auditors shall proceed as follows:

a)              two Statutory Auditors and one Supplementary Auditor shall be selected from the list that received the majority of Shareholders’ votes in the progressive order in which they appear in the list itself;

b)             the remaining Statutory Auditor and one Supplementary Auditor shall be selected from the other lists; the votes received by the lists themselves shall subsequently be divided by one, two and three to this end; the quotients obtained in this way shall be allocated progressively to the candidates in each of said lists in the order that they appear in them; the

a)              two Statutory Auditors and one Supplementary Auditor shall be selected from the list that received the majority of Shareholders’ votes in the progressive order in which they appear in the list itself;

b)             the remaining Statutory Auditor and one Supplementary Auditor shall be selected from the other lists; the votes received by the lists themselves shall subsequently be divided by one, two and three to this end; the quotients obtained in this way shall be allocated progressively to the candidates in each of said lists in the order that they appear in them; the quotients allocated to the candidates in the different lists in this way shall then be drawn up in a single listing, ranked in descending order: the candidate obtaining the highest quotient shall be elected Statutory Auditor and the candidate obtaining the second highest quotient shall be elected Supplementary Auditor; should more than one candidate obtain the same quotient, the candidate in the list from which no Auditors have yet been elected shall be elected; should no one have been elected Auditor from any of these lists, the entire Meeting shall vote again and the candidate obtaining the simple majority of votes shall be elected.

quotients allocated to the candidates in the different lists in this way shall then be drawn up in a single listing, ranked in descending order: the candidate obtaining the highest quotient shall be elected Statutory Auditor and the candidate obtaining the second highest quotient shall be elected Supplementary Auditor; should more than one candidate obtain the same quotient, the candidate in the list from which no Auditors have yet been elected shall be elected; should no one have been elected Auditor from any of these lists, the entire Meeting shall vote again and the candidate obtaining the simple majority of votes shall be elected.

Auditors that are for whatever reason not elected following the above procedure shall be appointed by the Shareholders’ Meeting with the majorities provided for by law.	Auditors that are for whatever reason not elected following the above procedure shall be appointed by the Shareholders’ Meeting with the majorities provided for by law.

The Chair of the Board of Auditors shall be the person whose name appears first in the list obtaining the majority of votes.	The Chair of the Board of Auditors shall be the person whose name appears first in the list obtaining the majority of votes.

In the event of an Auditor from the list obtaining the majority of Shareholders’ votes needing to be substituted, they shall be replaced by the Supplementary Auditor in the same list; in the event of an Auditor from the other lists needing to be substituted, they shall be replaced by the Supplementary Auditor elected following the procedure set out in point b. of this article.

In the event of an Auditor from the list obtaining the majority of Shareholders’ votes needing to be substituted, they shall be replaced by the Supplementary Auditor in the same list; in the event of an Auditor from the other lists needing to be substituted, they shall be replaced by the Supplementary Auditor elected following the procedure set out in point b. of this article.

The appointment of Auditors for completing the numbers of the Board of Auditors in accordance with art. 2401 of the Italian Civil Code shall be carried out by the Shareholders’ Meeting by relative majority, without prejudice to the right of the minority to appoint a Statutory Auditor.

The appointment of Auditors for completing the numbers of the Board of Auditors in accordance with art. 2401 of the Italian Civil Code shall be carried out by the Shareholders’ Meeting by relative majority, without prejudice to the right of the minority to appoint a Statutory Auditor.

The Auditors shall be paid the fees determined by the Shareholders’ Meeting, which may also decide to pay each Auditor a fixed sum in addition to their fees for each meeting they attend; the Auditors shall also be entitled to have any expenses incurred in performing the duties of their office reimbursed and to the payment of daily allowances in the sum determined by the Shareholders’ Meeting.

The Auditors shall be paid the fees determined by the Shareholders’ Meeting, which may also decide to pay each Auditor a fixed sum in addition to their fees for each meeting they attend; the Auditors shall also be entitled to have any expenses incurred in performing the duties of their office reimbursed and to the payment of daily allowances in the sum determined by the Shareholders’ Meeting.

The members of the Board of Auditors shall not	The members of the Board of Auditors shall not

hold the office of Statutory Auditor in more than 5 other listed companies.	hold the office of Statutory Auditor in more than 5 other listed companies.

Board of Auditors’ meetings may be validly held also through telecommunications links, provided it is possible to identify all persons participating in the meeting and the possibility for all participants to take part in the discussion in real time and to examine, receive and transmit documents is ensured. Meetings shall be deemed to have taken place where the Board of Auditors have been summoned or where at least one Auditor is present.

AUDITING

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ARTICLE 24

The auditing of the accounts is carried out by an independent auditing firm that fulfils legal requirements for such task. The appointment, and termination of the appointment, the tasks, powers and responsibilities regarding auditing are regulated by applicable law provisions.

FINANCIAL STATEMENTS AND PROFITS

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ARTICLE 24	ARTICLE 25
The company’s financial year shall end on 31 December each year.	[Idem]

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ARTICLE 25	ARTICLE 26

The net profits for the corporate year shall be divided as follows:

• 10% to the legal reserve in accordance with applicable regulations in force;

• the remainder to capital income or other reserves or other destinations in the amount and manner decided by the Shareholders’ Meeting.

[Idem]

Current text	Proposed text

ARTICLE 26	ARTICLE 27
Dividends shall be paid at the banks specified	[Idem]

by the Board of Directors, at the date decided annually by the Shareholders’ Meeting.

Current text	Proposed text

ARTICLE 27	ARTICLE 28
Dividends that are not collected shall be transferred to the company and assigned to the extraordinary reserve.	Dividends that are not collected shall be transferred to the company and assigned to the extraordinary reserve.

RETURN OF SHARES TO THE COMPANY

Current text	Proposed text

ARTICLE 29

The right of shareholders to put back their shares to the company is admitted only in those cases that are provided by law. Shareholders that did not participate in the approval of resolutions regarding a) the extension of the duration of the company and b) the introduction or elimination of restrictions to the circulation of the shares, do not have the right to put back their shares to the company.

Terms and conditions for the exercise by shareholders of the right to put their shares back to the company, criteria for determining the value of the shares and payment procedures are regulated by law.

WINDING-UP

Current text	Proposed text

ARTICLE 28	ARTICLE 30
In the event of the winding-up of the company and for all cases not provided for by these by-laws, the law shall apply.	[Idem]